As filed with the Securities and Exchange Commission on October 31, 2023

SEC Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TOMPKINS FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

NEW YORK

(State or other jurisdiction of incorporation or organization)

16-1482357

(I.R.S. Employer Identification No.)

118 E. Seneca Street, P.O. Box 460

Ithaca, New York 14851

(Address of Principal Executive Offices) (Zip Code)

2019 EQUITY INCENTIVE PLAN

(Full title of the plan)

Matthew D. Tomazin	with a copy to:
Executive Vice President, Chief Financial Officer	Alyssa H. Fontaine
Tompkins Financial Corporation	Executive Vice President, General Counsel, and
P.O. Box 460	Chief Risk Officer
Ithaca, New York 14851	Tompkins Financial Corporation
P.O. Box 460
Ithaca, New York 14851

 (Name and Address of Agent For Service)

(607) 274-7685

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “non-accelerated filer,” “smaller reporting company,” and emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Tompkins Financial Corporation (the “Company,” “Registrant,” “we,” “us” or “our”) to register an additional 1,000,000 shares of common stock for issuance under the Tompkins Financial Corporation 2019 Equity Incentive Plan, as amended (the “Plan”). The Plan was amended on April 27, 2023 to increase the number of shares of common stock authorized for issuance pursuant to the Plan by 1,000,000 shares. Pursuant to General Instruction E of Form S-8, this Registration Statement incorporates by reference the contents of the Registrant’s previous Registration Statement on Form S-8 (No. 333-231413) filed with the Securities and Exchange Commission (the “Commission”) on May 13, 2019, except as modified herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents that the Registrant has filed with the Commission under the Securities Exchange Act of 1934 (the “Exchange Act”) are incorporated by reference into this Registration Statement:

(a)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022;

(b)	the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023 and June 30, 2023;

(c)	the Company’s Current Reports on Form 8-K to the extent filed and not furnished with the Commission on January 27, 2023, April 28, 2023, May 3, 2023, May 9, 2023, May 11, 2023, July 12, 2023, July 21, 2023, September 18, 2023, September 29, 2023, and October 27, 2023;

(d)	The description of the Common Stock of the Registrant included as Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and filed with the Commission on March 2, 2020.

In addition, all reports and other documents subsequently filed (but not furnished) by the Registrant pursuant to Sections 13(a), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents with the Commission. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such prior statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

No document or information deemed to be furnished and not filed in accordance with rules of the Commission shall be deemed to be incorporated herein by reference unless such document or information expressly provides to the contrary.

Item 8. Exhibits.

The following exhibits are filed with this Registration Statement:

4.1	Amended and Restated Certificate of Incorporation of the Company, incorporated herein by reference to Exhibit 3(i) to the Company’s Form 10-Q, filed with the Commission on August 11, 2008.

4.2	Second Amended and Restated Bylaws of the Company, incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Commission on January 31, 2011.

4.3	Form of Specimen Common Stock Certificate of the Company, incorporated herein by reference to Exhibit 4 to the Company’s Registration Statement on Form 8-A (No. 0-27514), filed with the Commission on December 29, 1995.

4.4	Description of Securities Registered Under Section 12 of the Exchange Act, incorporated herein by reference to Exhibit 4.2 to the Company's Annual Report on Form 10-K, filed with the Commission on March 2, 2020.

4.5	Tompkins Financial Corporation 2019 Equity Incentive Plan, incorporated herein by reference to Appendix A of the Company’s DEF 14A filed with the commission on March 29, 2019.

4.6	Amendment No. 1 to the Tompkins Financial Corporation 2019 Equity Incentive Plan, incorporated herein by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on August 9, 2023.

5*	Opinion of Holland & Knight LLP

23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Holland & Knight LLP (included in Exhibit 5)

24*	Power of Attorney (included at pages II-3 and II-4)

107*	Filing Fee Table

*filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ithaca, state of New York, on this 31st day of October, 2023.

TOMPKINS FINANCIAL CORPORATION

By:	/s/ Stephen S. Romaine
Stephen S. Romaine
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Stephen S. Romaine and Matthew D. Tomazin and each of them, as their true and lawful attorneys-in-fact and agents, each with full power of substitution, for them, and in their name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement and Power of Attorney have been signed below by the following persons in the capacities and on the dates indicated:

Name	Capacity	Date

/s/ Stephen S. Romaine	President and Chief Executive Officer, Director (Principal Executive Officer)	October 31, 2023
Stephen S. Romaine

/s/ Matthew D. Tomazin	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	October 31, 2023
Matthew D. Tomazin

/s/ David Kershaw	Senior Vice President, Chief Accounting Officer (Principal Accounting Officer)	October 31, 2023
David Kershaw

/s/ Thomas R. Rochon	Chair of the Board	October 31, 2023
Thomas R. Rochon

/s/ James W. Fulmer	Vice Chair, Director	October 31, 2023
James W. Fulmer

/s/ John E. Alexander	Director	October 31, 2023
John E. Alexander

/s/ Paul J. Battaglia	Director	October 31, 2023
Paul J. Battaglia

/s/ Nancy E. Catarisano	Director	October 31, 2023
Nancy E. Catarisano

/s/ Daniel J. Fessenden	Director	October 31, 2023
Daniel J. Fessenden

/s/ Patricia A. Johnson	Director	October 31, 2023
Patricia A. Johnson

/s/ Angela B. Lee	Director	October 31, 2023
Angela B. Lee

/s/ John D. McClurg	Director	October 31, 2023
John D. McClurg

/s/ Ita M. Rahilly	Director	October 31, 2023
Ita. M. Rahilly

/s/ Michael H. Spain	Director	October 31, 2023
Michael H. Spain

/s/ Jennifer R. Tegan	Director	October 31, 2023
Jennifer R. Tegan

/s/ Alfred J. Weber	Director	October 31, 2023
Alfred J. Weber

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